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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of the registration statement on Form N-2 dated December 30, 1996 of our report dated November 11, 1996, relating to the financial statements and financial highlights of Prime Income Trust, which appears in such Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
December 27, 1996